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                                                                      EXHIBIT 1

                            JOINT FILING AGREEMENT

   The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: February 14, 2006

                                              OBERWEIS ASSET MANAGEMENT, INC.

                                              By: /s/ Patrick B. Joyce
                                                  -----------------------------
                                                  Patrick B. Joyce
                                                  Executive Vice President

                                                  /s/ James D. Oberweis
                                                  -----------------------------
                                                  JAMES D. OBERWEIS

                                                  /s/ James W. Oberweis
                                                  -----------------------------
                                                  JAMES W. OBERWEIS